Exhibit 23(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Profile Solutions, Inc.

Sunrise, Florida

We hereby consent to the use of our report dated August 30, 2018, on the consolidated financial statements of Profile Solutions, Inc. for the years ended December 31, 2017 and 2016, included herein on this registration statement of Profile Solutions, Inc. on Form S-1 and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

March 5, 2019